EXHIBIT 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Cardio Vascular Medical Device Corp. (the “Company”) on Form 10-K for the period ended December 31, 2009, as filed with the Securities and Exchange Commission and to which this Certification is an exhibit (the “Report”), the undersigned officers of the Company do hereby certify, pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. 1350) and Rule 13a-14(b) or Rule 15d-14(b)  promulgated under the Securities Exchange Act of 1934, that to my knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 21, 2011

CARDIO VASCULAR MEDICAL DEVICE CORP.

	By:	/s/ David F. Hostelley
	Name:	David F. Hostelley
	Title:	President, Chief Executive Officer, Chairman and Director (Principal Financial and Accounting Officer)

	By:	/s/ David F. Hostelley
	Name:	David F. Hostelley
	Title:	Chief Financial Officer, Secretary and Director (Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.